                           NON-QUALIFIED PENSION PLAN

                       UNIVEST CORPORATION OF PENNSYLVANIA

                                  EXHIBIT 10.2

      THIS AGREEMENT, made and entered into this day of ______________, 2002, effective as of March 23, 2001, by and between UNIVEST CORPORATION OF PENNSYLVANIA, a Pennsylvania corporation, with a place of business at 14 Main Street, Univest Plaza, Souderton, Pennsylvania 18964 (hereinafter called "Univest") __________________, (hereinafter called the "Employee").

                              W I T N E S S E T H:

      WHEREAS, the Employee has been employed by Univest as an officer for several years; and

      WHEREAS, the Employee has rendered valuable services to Univest; and

      WHEREAS, Univest recognizes that the Employee has served as __________ of Univest and has performed his services with ability and distinction; and

      WHEREAS, the future growth and continued success of Univest's business will reflect the services rendered by the Employee; and

      NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

      1. BENEFIT ENTITLEMENT. Univest and the Employee agree that upon a Change of Control or if Employee's employment with Univest is terminated as a result of Employee's death, Total Disability or retirement on or after attaining his Retirement Date, Univest shall make the payments as required by the terms of this Non-Qualified Pension Plan.

      In the event the Employee shall terminate his employment, for any reason whatsoever, excepting death, Total Disability, or retirement on or after his Retirement Date, then in that event, the Employee shall have no vested interest in this Non-Qualified Pension Plan, or any payments due hereunder, and upon the Employee's termination of employment, this Non-Qualified Pension Plan terminates and becomes null and void without any further effect.

      For purposes of this Plan, "Change of Control" means the transfer of shares of Univest's stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Internal Revenue Code) more than 50 percent of the Company's outstanding voting common stock.

      2. RETIREMENT DATE. At any time after the Employee attains age sixty-five
(65), the Employee may retire from the active and daily services of Univest, provided he has given at least six (6) months' written notice to Univest prior to the date of retirement that the Employee has selected ("Retirement Date").

      3. BENEFITS ACCRUING AT RETIREMENT DATE.

            a. Retirement Benefits. The Employee shall be entitled to an annual pension of Fifty Percent (50%) of the annual salary being received by the Employee at his Retirement Date (annual salary for the purposes herein shall be defined as gross compensation in the form of W-2 income without deduction for Employee contributions to any 401(k) retirement plan sponsored by Univest and excluding any bonuses paid) (hereafter referred to as the "Retirement Benefit"). The Retirement Benefit shall be payable for a maximum term of 15 years ("Benefit Period") in monthly installments payable upon the first business day of each calendar month beginning on the first day of the month following the Retirement Date, subject to the following:

                  (1) In the event that the Employee dies during the Benefit Period, the Retirement Benefit shall continue to be paid to the Employee's surviving spouse, if any, for the remainder of the Benefit Period.

                  (2) If both the Employee and the Employee's spouse die during the Benefit Period, the Retirement Benefit shall continue to be paid for the remainder of the Benefit Period to the designated beneficiary provided for herein or in the absence of such beneficiary designation, to the estate of the last of the Employee or Employee's spouse to die.

            b. Death Benefit. If the Employee dies on or after his Retirement Date or Early Retirement Date, Univest shall also pay to the Employee's beneficiary the benefit described in the Split Dollar Agreement and Endorsement attached hereto as Exhibit "A", between the Employee and Univest. The benefit payable pursuant to this Paragraph 3(b) shall be in addition to any benefit payable pursuant to Paragraph 3(a) hereof.

            c. Change of Control Benefit. In the event of a Change of Control, Employee shall be entitled to a lump sum benefit equal to the present value of his Accrual Balance (as hereinafter defined), as of the last day of the calendar immediately preceding the year in which the Change of Control event occurs. Such benefit shall be in lieu of any other benefit under this Agreement and shall be payable on the first day of the third (3rd) month following the Change of Control event. For purposes of this Plan, Employee's Accrual Balance shall mean the projected lump sum value of the Employee's Retirement Benefit, payable upon Employee's attainment of age 65, determined in accordance with such actuarial and financial assumption as are reasonably determined by Univest and consistently applied. For purposes of this Paragraph 3(c), present value shall be determined on the basis of an interest rate equal to the yield on 10-year Treasury Constant Maturities for the month in which the Change of Control event occurs.

      4. RETIREMENT BEFORE AGE SIXTY-FIVE. The Employee, upon attaining age sixty (60), may elect early retirement and shall be entitled to receive an annual Retirement Benefit, provided, the Employee shall have given at least six
(6) months written notice to Univest prior to the date of early retirement selected by the Employee (the "Early Retirement Date"). The date of the Employee's early retirement pursuant to this Paragraph 4 shall be deemed to be the Employee's Retirement Date. The Retirement Benefit payable pursuant to this Paragraph 4 shall be a monthly benefit based upon the Employee's Accrual Balance as of the Employee's Early Retirement Date and shall be payable for a maximum term of 15 years ("Benefit Period") in monthly installments payable upon the first business day of each calendar month beginning on the first day of the month following the Early Retirement Date, subject to the following:

                  (1) In the event that the Employee dies during the Benefit Period, the Retirement Benefit shall continue to be paid to the Employee's surviving spouse, if any, for the remainder of the Benefit Period.

                  (2) If both the Employee and the Employee's spouse die during the Benefit Period, the Retirement Benefit shall continue to be paid for the remainder of the Benefit Period to the designated beneficiary provided for herein or in the absence of such beneficiary designation, to the estate of the last of the Employee or Employee's spouse to die.

      5. DEATH PRIOR TO RETIREMENT. If the Employee dies before his Retirement Date while still employed by Univest, Univest shall pay the Employee's designated beneficiary: (i) a lump sum equal to the Employee's projected Accrual Balance at age 65; plus (ii) the benefit described in the Split Dollar Agreement and Endorsement attached hereto as Exhibit "A" between Univest and the Employee. For purposes of this Paragraph 5, present value shall be determined on the basis of an interest rate equal to the yield on 10-year Treasury Constant Maturities for the month immediately preceding the month in which death occurs.

      6.    CPI  ADJUSTMENTS.

            a. The minimum monthly payment of the benefits payable pursuant to Paragraphs 3, 4 or 5 hereof to the Employee, the Employee's spouse or other beneficiary provided for herein shall be increased annually on the anniversary date of the initial payment to the Employee, the Employee's spouse or other beneficiary provided for herein (hereinafter referred to as "Adjustment Date"), by the percentage by which the National All Items Consumer Price Index known as the All Urban Consumer (CPI-U) All Items Index, released by the United States Department of Labor, Bureau of Labor Statistics, for the month of December in the calendar year ending immediately prior to the due date of such payment, exceeds the Consumer Price Index for the month of December of the prior year.

            Example of Formula:
                  1998 December Consumer Price Index              303.5

                  1999 December Consumer Price Index              315.5
                                                                  -----

                              Increase                             12.0
            ---------------------------

            Percent of increase [12.0 divided by 303.5] = 4.0%

            Increase in monthly payment beginning 1/1/2000
            2000 Annual Pension payment multiplied by 4.0%

            b. After the aforesaid Consumer Price Index calculation is made annually, seventy percent (70%) of the final increase as calculated by the above formula will then be added to the previous year's Retirement Benefit payment to arrive at the revised monthly payment effective on the Adjustment Date and the new amount shall be paid thereafter in monthly installments to the Employee.

            c. In the event that the adjustment calculated by way of the above formula produces an uneven amount, the amount shall then be rounded off to the next even TEN DOLLARS ($10.00). For example, should the adjustment arrive at the amount of $30,266.00, it shall be rounded off to $30,270.00.

      7. BENEFICIARY DESIGNATION.

            a. The Employee shall designate in writing a primary beneficiary and a contingent beneficiary for the benefits payable under Paragraph 3, Paragraph 4 or Paragraph 5 of this Agreement, including the beneficiary of any death benefits payable pursuant to any Split Dollar Agreement and Endorsement between Univest and the Employee. The beneficiary forms may be changed by the Employee from time to time on forms to be provided by Univest. If the Employee's primary beneficiary dies prior to the receipt of all benefits payable hereunder, the remaining payments of the benefits shall be paid to the contingent beneficiary.

            b. In the event that the Employee fails to designate a beneficiary, or if no designated beneficiary (primary or contingent) survives until the receipt of all benefits payable hereunder then in that event, the payments to be made hereunder shall be paid to the Employee's lawful spouse. If the Employee's spouse shall not survive the Employee, or shall survive the Employee but die thereafter before the receipt of all benefits payable hereunder, the remaining payments of benefits shall be paid to the estate of the last survivor of the Employee and Employee's spouse.

      8. RETIREMENT IN THE EVENT OF DISABILITY.

            a. For the purposes of this Agreement, "Total Disability" shall mean a disability for which total disability benefits are payable under the Univest group long-term disability insurance plan in force at the time such disability occurs. If no such disability insurance plan is in force and effect at the time that disability occurs, the Employee shall be considered to have incurred a Total Disability if he is so disabled as a result of an injury or sickness that he is, in the reasonable opinion of the Board of Directors of Univest, unable to substantially perform the material duties of his own occupation or regular employment.

            b. In the event the Employee shall suffer a Total Disability and his employment with Univest is terminated as a result thereof, Employee shall be entitled to the Retirement Benefit provided under Paragraph 3(a) hereof, commencing at age 65; provided, however, that the amount of the Retirement Benefit shall be based upon the Employee's Accrual Balance, determined as of the last day of the month in which the Employee's employment terminated as a result of the Total Disability, increased by an interest factor equal to the interest factor used in determining the Accrual Balance.

            c. In the event of a Change of Control subsequent to the termination of the Employee's employment due to a Total Disability but prior to the Employee's attainment of age 65, Employee shall receive the Change of Control benefit determined pursuant to Paragraph 3(c) (but based upon Employee's Accrual Balance as of the last day of the month in which Employee's employment had terminated as a result of the Total Disability), in lieu of any other benefit under this Plan.

      9. SPENDTHRIFT PROVISION. Neither the Employee or Employee's spouse or any beneficiary named under this Agreement shall have any power to transfer, assign, anticipate, hypothecate or otherwise encumber and advance any of the benefits payable hereunder, nor shall said benefits be subject to seizure for the payment of any debts or judgments of the Employee or of any of the beneficiaries nor shall the funds be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

      10. ADDITIONAL INSURANCES. The Employee shall have the right during such period of time that he is entitled to payments up to age sixty-five (65) under the terms of this Agreement to have kept in effect policies of insurance covering Health and Accident, provided the provisions of the carrier so permit. Univest will be responsible for the cost of maintaining said coverage until age sixty-five (65). In the event that the carriers will permit the Health and Accident policies to be continued after age sixty-five (65), the Employee shall have the option to continue said policies at the Employee's cost of maintaining the coverage.

            a. All premiums to be paid for Health and Accident insurance or any other major medical insurance up to age sixty- five (65) will be the expense of Univest.

            b. Univest agrees that effective after the Retirement Date of the Employee, it herewith agrees to pay pursuant to the Medical Reimbursement Plan attached hereto and made a part hereof and marked Exhibit "B" the reimbursement of all medical expenses to the Employee as long as payments of the Non-Qualified Pension Plan Retirement Benefits are paid to the Employee under the terms of this Agreement. Univest agrees to reimburse the Employee, subject to the terms of the Medical Reimbursement Plan, all medical and related expenses not paid by Medicare or an equivalent medical plan or by a Special Over-65 Insurance Policy or any other insurance policy.

      (1) The Employee agrees that he will purchase and pay for a Special Over-65 Insurance Policy coverage if available to be coordinated to his Medical payments and keep the same in effect during the term of this contract.

      (2) The Employee shall be entitled to reimbursement under the Medical Reimbursement Plan as a retired employee in an amount not to exceed FIVE THOUSAND DOLLARS ($5,000.00) in any year starting with the date of his retirement.

      (3) The Employee shall submit quarterly to Univest all medical expenses as defined herein under the said Medical Reimbursement Plan to the limit of FIVE THOUSAND DOLLARS ($5,000.00) per annum.

      11. PARTICIPATION IN OTHER RETIREMENT PLANS. Nothing in this Agreement shall affect any rights which the Employee may otherwise have to participate in or be a member of any other retirement or welfare benefit plan or agreement which Univest may now have or hereafter have with the Employee.

      12. UNIVEST'S RIGHT TO CHANGE PAYMENT. Univest retains the right to vary the manner and time of making installment distributions and payments of the Non-Qualified Pension Plan under this Agreement and has the right to prepay in a lump sum or over a shorter period of time than the years specified herein if it finds it appropriate.

      13. GENERAL CREDITOR. This Agreement shall not provide the Employee with any rights greater than a general creditor of Univest, and the Employee has no secured guaranteed interest in any payments to be received under this Agreement.

      14. PAYMENT TO CUSTODIAN. If Univest shall find that any person to whom any payment is payable under this agreement is unable to care for his affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative), may be paid to a bank or trust company, including Union National Bank and Trust Company of Souderton Trust Department, appointed by Univest to act as a custodian or agent on behalf of the Employee or to any person deemed by Univest to have incurred expenses for the Employee herein, otherwise entitled to payment in such manner and proportions as Univest may determine. Any such payment made under the terms of this Agreement shall be a complete acquittance and discharge of the liabilities of Univest.

      15. NON-QUALIFIED PENSION - NOT CONSIDERED SALARY. Any payment referred to under this Agreement which will be payable to the Employee after retirement or death shall not be deemed to be salary or other compensation to the Employee but shall be deemed to be a pension benefit. Likewise, said payments shall not be utilized for the purpose of computing benefits which the Employee may be entitled to under any other pension or profit sharing plan or any other arrangement of Univest for the benefit of its employees.

      16. LIFE INSURANCE AND FUNDING. Univest, in its discretion, may apply for and procure as owner and for its own benefit, insurance on the life of the Employee in such amounts and in such forms as Univest may choose.

            a. The Employee shall have no interest whatsoever in any such policy or policies except for the Split Dollar Agreement and Endorsement attached as Exhibit "A" hereto. At the request of Univest, Employee shall submit to medical examinations and supply such information and execute such documents as may be required by any insurance company or companies to whom Univest has applied for insurance.

            b. The rights of the Employee or the Employee's widow, or the Employee's beneficiary or their respective estates, to benefits under this Agreement prior to retirement shall be solely those of any unsecured creditor of Univest.

            c. Except for any assets held by the Univest Corporation of Pennsylvania Non-Qualified Pension Plan Trust, no insurance policy or other assets required or held by Univest in connection with the liabilities assumed by it pursuant to this Agreement shall not be deemed to be held under any trust for the benefit of the Employee or the Employee's widow or the Employee's designated beneficiary or their respective estates, or to be security for the performance of the obligations of Univest, but shall be and remain a general, unpledged and unrestricted asset of Univest.

      17. SALE OF UNIVEST. In the event of the sale of all or substantially all of the property and assets of Univest, or a merger of Univest, or a consolidation of Univest wherein Univest is not the surviving corporation, or the sale of all of the stock of Univest by the stockholders, or any other transaction which in effect amounts to a sale of Univest, such action shall not serve to terminate this Agreement, but it is understood by the parties hereto that this Agreement shall continue and the obligations thereof shall continue and shall be binding upon the successors, heirs, executors, legal representatives and assigns of either Univest or Univest stockholders, and Univest herewith warrants that they will make this Agreement and any other agreements in effect as of the date of any transfer known to the successor or continuing company and the successor or continuing company shall be liable under the terms of this Agreement. Any payments being made to a disabled or retired Employee shall be continued and paid to the Employee or the beneficiaries of the Employee pursuant to the terms of this Agreement.

      18. EMPLOYER CORPORATION DEFINED. Univest shall include any subsidiary, holding company or future subsidiary corporation of Univest. Neither the transfer of the Employee from employment of Univest to employment by a subsidiary corporation of Univest nor the transfer of the Employee from employment by subsidiary corporation to Univest shall be deemed a termination of the employment of the Employee by Univest or by a subsidiary corporation of Univest.

      19. TEMPORARY ILLNESS. The employment of the Employee shall not be deemed to have been terminated or interrupted because of his absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence granted by Univest for reasons of professional advancement, education health or government service or during military leave, for any period, if the Employee returns to active employment within ninety (90) days after the termination of his military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement.

      20. NON-COMPETITION PROVISION. Notwithstanding anything contained herein to the contrary, no payment of any Retirement Benefit under this Agreement shall be made and, all rights under this Agreement to receive the Retirement Benefits or the Death Benefits under this Agreement shall be forfeited in total if any of the following events occur:

            a. The Employee hereby expressly covenants and agrees that, at no time during the period when payments are to be received under this Non-Qualified Pension Plan will he, for himself or on behalf of any other person, persons, firm, partnership (dormant or otherwise), corporation or company, as stockholder, director, officer, manager, employee, consultant or in any capacity, call upon or solicit the customers of Univest past or present, or in any way work for any lending institution or trust company within one hundred
(100) miles of the corporate offices of Univest Corporation of Pennsylvania.

            b. Nor will the Employee disclose to any person whomsoever any of the files, formulas, secrets, methods, systems used by Univest in and about its business and further agrees that the customer list of Univest is a valuable and unique list and is confidential to Univest.

            It is understood and agreed that before Univest may terminate the Employee's right to receive Retirement Benefits or Death Benefits pursuant to this Paragraph by reason of Employee's failure to comply with the non-competition provisions, that Univest shall give the Employee at least twenty
(20) days' written notice of Univest's intention to terminate the Retirement Benefits and Death Benefits and the reasons therefor to Employee. Such notice shall be served by delivery thereof in person to the Employee or by sending the same by registered mail, return receipt requested, addressed to his last known address. The Employee shall have twenty (20) days after delivery or mailing of said notice in which to cure any alleged default and to put himself in compliance with the terms of this Agreement for the continued receipt of the Retirement Benefits and the Death Benefits. If the Employee shall establish (1) that violation was unintentional and not in clearly marked disregard of any condition hereof; and (2) the violation has been discontinued, this Agreement shall remain in full force and effect with the Retirement Benefits and the Death Benefits not being forfeited. Any waiver by Univest of the right to discontinue Retirement Benefit or Death Benefit to Employee shall not be construed as a waiver of any matter subsequently occurring.

      21. INVALID CLAUSES DO NOT AFFECT SEVERABILITY PROVISION. If any provisions or clauses of this Agreement should be deemed invalid for any reason whatsoever, the remaining provisions shall remain in full force and effect.

      22. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Univest, its successors and assigns, and the Employee, his heirs, executors, administrators and legal representatives.

      23. CONSTRUCTION. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

      24. GENDER. All pronouns and any variations thereof as set forth in this Agreement shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

      25. AMENDMENT OR REVOCATION. This Agreement may be amended or revoked at any time by written agreement, but such change shall become effective when reduced to writing and signed by all the parties hereto.

      26. PRIOR AGREEMENTS SUPERSEDED. It is expressly understood and agreed by and between Univest and the Employee that this Agreement and all Exhibits attached hereto and forming a part hereof supersede all prior agreements and sets forth all of the promises, agreements, conditions and understandings between the Univest and the Employee, and that there are no promises, agreements, conditions or understandings, either oral or written, between them other than herein set forth.

      IN WITNESS WHEREOF, Univest has caused this Agreement to be executed by its duly authorized officers, and the Employee has hereunto set his hand and seal the day and year first above written.

                                          UNIVEST CORPORATION OF
                                          PENNSYLVANIA

Attest:                                   By:
        -----------------------------         ------------------------------
            Secretary                               President

(CORPORATE SEAL)


Witness:                                  EMPLOYEE:



--------------------------------------    ----------------------------------
(SEAL)

COMMONWEALTH OF PENNSYLVANIA              :
                                          ss.
COUNTY OF MONTGOMERY                      :


      ON THIS     day of          , 2002, before me, the subscriber, a Notary
Public, personally appeared                                  , who acknowledged
himself to be the                        of UNIVEST CORPORATION OF PENNSYLVANIA,
and that he as such officer, being authorized to do so, executed the within instrument for the purposes therein contained by signing the name of the Univest by himself as such officer.

      WITNESS my hand and official seal the day and year aforesaid.



                                          -----------------------------------
                                                       NOTARY PUBLIC

COMMONWEALTH OF PENNSYLVANIA              :
                                          ss.
COUNTY OF MONTGOMERY                      :


      On this       day of                ,     , personally appeared before me,
a Notary Public in and for the above County and Commonwealth, MERRILL S. MOYER, who acknowledged that he executed the foregoing instrument for the purposes therein contained.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                          -----------------------------------
                                                     NOTARY PUBLIC

                       Exhibit A - Split Dollar Agreement

                         SPLIT DOLLAR POLICY ENDORSEMENT
                          UNION NATIONAL BANK AND TRUST
                             SPLIT DOLLAR AGREEMENT

Policy No.                                Insured:
          --------------                          ----------------------------

Supplementing and amending the application for insurance to
                        ("Insurer") on
(the application date), the applicant requests and directs that:

                                  BENEFICIARIES

      1. Union National Band and Trust (the "Bank"), shall be the beneficiary of any death proceeds remaining after the Insured's interest has been paid pursuant to paragraph (2) below.

      2. The Insured or the Insured's transferee shall designate the beneficiary of death proceeds in the following amounts, subject to the provisions of paragraph (5) below: $250,000 in the event of Executive's death before his Retirement Date; or (b) $200,000 in the event of Executive's death on or after his Retirement Date or Early Retirement Date.

      3. The Owner of the Policy shall be the Bank. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph (4) of this endorsement.

      4. The Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of each proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

      5. Notwithstanding the provisions of paragraph (4) above, the Insured, the Insured's transferee or the Insured's beneficiary shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement if the Insured is not in the full-time employment of the Bank at the time of death, except for reason of a leave of absence approved by the Bank.

               MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

Upon the death of the Insured, the Interest of any endorsee or assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

                                OWNER'S AUTHORITY

The insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including the Owner's statement of the amount of premiums the Owner has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be in full discharge and release therefore to the Insurer. The

Insurer may rely on a sworn statement in form satisfactory to it furnished by the Owner, its successors or assigns, as to their interest and any payments made pursuant to such statement shall discharge the Bank accordingly.

Any transferee's rights shall be subject to this Endorsement.

The Owner accepts and agrees to this split dollar endorsement.

The undersigned is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at               , Pennsylvania, this           day of           , 20

Union National Bank and Trust

By
      ------------------------------------------

Title
      ------------------------------------------

The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(relationship:
               ---------------------------------------------------------------

--------------------------------------------------------------------------------
as primary beneficiary(s) and

(relationship:
               ---------------------------------------------------------------

--------------------------------------------------------------------------------

as secondary beneficiary of the portion of the proceeds described in (2) above.

Signed at               , Pennsylvania, this           day of           , 20

THE INSURED



----------------------------------------